UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2009

ESPRE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093

(Address of Principal Executive Offices)

(214) 254-3708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03      Bankruptcy or Receivership.

As previously disclosed, on Form 8-K filed on January 30, 2009 by Espre Solutions, Inc. (the “Debtor”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”), in the proceeding titled In re: Espre Solutions, Inc., Case # 09-30572-HDH-11.

On March 6, 2009, the Debtor filed with the Court a Plan of Reorganization and Disclosure Statement, along with a Motion to Shorten Disclosure Statement Notice Periods and an emergency request to secure the relief sought in that motion. On March 9, 2009 the motion to shorten time was heard and approved and the Bankruptcy Court orders were entered shortening the notice periods for approval of the Disclosure Statement (File name - Order-Motion to Shorten) and setting the deadlines for objection and the hearing on the Disclosure Statement (File name - Order & Notice).  As set forth in the Order and Notice of Hearing on Debtor’s Disclosure Statement, requests for copies of the Disclosure Statement and Plan should be directed to: E. P. Keiffer - Wright Ginsberg Brusilow P.C. - 1401 Elm Street, Suite 4750 - Dallas, TX 75202 Email: pkeiffer@wgblawfirm.com .

The Disclosure Statement and Plan will be filed in a subsequent 8k filing, if the Bankruptcy Court approves the Disclosure Statement at the hearing set for March 26, at 9:30. a.m C.D.T. Objections to the approval of the Disclosure Statement must be filed on or before March 23, 2009 at 5:00 p.m. C.D.T.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit No.	Description

99.1                             Expedited Motion to  Shorten Time For Filing Objections to and Conducting Hearing On  Requested Approval of Disclosure Statement filed with United States Bankruptcy Court on March 6, 2009 and approved by the Court on March 9, 2009.

99.2                             Order Regarding Expedited Motion to  Shorten Time For Filing Objections to and Conducting Hearing On  Requested Approval of Disclosure Statement, entered by United States Bankruptcy Court on March 9, 2009.

99.3                             Order and Notice of Hearing on Disclosure Statement entered by United States Bankruptcy Court on March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2009	/s/ William Hopke
William Hopke, President